EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT 2002

     In connection with the annual report of Sonoma Valley Bancorp (the "Company") on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Mel Switzer, Jr., Chief Executive Officer and Mary Quade Dieter, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 for the Sarbanes-Oxley Act of 2002 , that to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

        Dated:   March 23, 2004     /s/ Mel Switzer, Jr.
                                    ---------------------------
                                    Mel Switzer, Jr.,
                                    Chief Executive Officer
                                    (Principal Executive Officer)

        Dated:   March 23, 2004     /s/ Mary Quade Dieter
                                    ---------------------------
                                    Mary Quade Dieter,
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)